Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

LATTICE SEMICONDUCTOR CORPORATION

Lattice Semiconductor Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.                                       The Corporation initially filed its Certificate of Incorporation in the Office of the Secretary of State of the State of Delaware on the first day of March 1985.

2.                                       The Corporation filed a Restated Certificate of Incorporation on the thirty-first day of May 1988 (the “Original Restated Certificate”), a Certificate of Designation on the sixth day of June 1988, a Certificate of Amendment on the thirteenth day of November 1989, a Certificate of Designation on the first day of March 1990, a Certificate of Designation on the eighteenth day of September 1991, a Certificate of Amendment on the fourteenth day of September 1993, a Certificate of Amendment on the twenty-eighth day of June 2000, and a Certificate of Designation on the fifth day of February 2004.

3.                                       Pursuant to Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Restated Certificate of Incorporation restates and integrates the provisions of the Original Restated Certificate of the Corporation, as previously amended or supplemented.

4.                                       This Restated Certificate of Incorporation does not amend the provisions of the Corporation's Original Restated Certificate, as previously amended or supplemented, and there is no discrepancy between the provisions in this Restated Certificate of Incorporation and the provisions in the Corporation's Original Restated Certificate, as previously amended or supplemented.

5.                                       This Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Sections 245 of the DGCL.

THEREFORE, pursuant to Section 245 of the General Corporation Law of the State of Delaware, the undersigned Corporation adopts the following Restated Certificate of Incorporation which shall supersede the Original Restated Certificate and all amendments thereto (including but not limited to all certificates or statements of designation of series of preferred stock) filed prior to the effective date of this Restated Certificate of Incorporation.  The Restated Certificate of Incorporation shall read as follows:

“ARTICLE I

The name of the Corporation is: Lattice Semiconductor Corporation.

ARTICLE II

The registered office and place of business of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Ten Million (310,000,000) shares, par value One Cent ($0.01) each, consisting of Three Hundred Million (300,000,000) shares of Common Stock, par value One Cent ($0.01) each (“Common Stock”) and Ten Million (10,000,000) shares of Preferred Stock, par value One Cent ($0.01) each (“Preferred Stock”).

A.                                   PREFERRED STOCK.  The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors of the Corporation (“Board of Directors”) is hereby expressly authorized by resolution or resolutions adopted from time to time: to divide the Preferred Stock into series; to designate any such series appropriately so as to distinguish the shares of a series from shares of all other series; to fix, determine or alter the voting and other powers, designations, preferences, and rights, and the qualifications, limitations and restrictions granted to or imposed upon any series of Preferred Stock to the fullest extent permitted by law; to fix the number of shares initially constituting any such series; and to increase or decrease the number of shares constituting any such series from time to time subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.  Failure of the Board of Directors to specify the powers, rights and preferences in the resolution establishing any series of Preferred Stock shall be deemed a denial of any such powers, rights and preferences so omitted.

B.                                     COMMON STOCK.  Subject to all of the rights and preferences of the Preferred Stock, the Common Stock shall have the following rights and limitations:

Section 1.                                            DIVIDEND RIGHTS.  The holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.  No dividend or other distribution (other than pro rata dividends or distributions payable solely in Common Stock) shall be paid at any time at which the total assets of the Corporation would be less than the sum of its total liabilities, plus that amount that would be needed if the Corporation were to be dissolved at the time of the dividend or distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Section 2.                                            LIQUIDATION RIGHTS.  After the payment or distribution to the holders of the Preferred Stock of their full preferential amounts has been made, all of the remaining assets of the Corporation available for distribution to its stockholders shall be distributed ratably to the holders of the outstanding Common Stock.

Section 3.                                            VOTING RIGHTS.  Holders of Common Stock shall be entitled to one vote per share on any matter submitted to the stockholders of the Corporation.

ARTICLE V

After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.

ARTICLE VI

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director; provided that this Article VI shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Delaware General Corporation Law.  No amendment to the Delaware General Corporation Law that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

ARTICLE VII

1.                                       NUMBER AND TENURE OF DIRECTORS.  The number of directors of the corporation shall be as set forth in the bylaws.  The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class (“Class I”) to expire at the 1990 annual meeting of shareholders, the term of office of the second class (“Class II”) to expire at the 1991 annual meeting of shareholders and the term of office of the third class (“Class III”) to expire at the 1992 annual meeting of shareholders.  At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected to serve three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year.  When the number of directors is changed, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes so as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.                                       This Article VII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than 66 2/3 percent of the shares then entitled to vote at an election of directors.

ARTICLE VIII

1.                                       Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares of “Voting Stock” (as hereinafter defined) of the corporation shall be required for the approval or authorization of any “Business Combination” (as hereinafter defined) with any Substantial Shareholder (as hereinafter defined) or any Business Combination in which a Substantial Shareholder has an interest (except proportionately as a shareholder of the corporation); provided, however, that the 66 2/3 percent voting requirement shall not be applicable if either:

(i)                                     The “Continuing Directors” (as hereinafter defined) of the corporation by at least a two-thirds vote (a) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Substantial Shareholder to become a Substantial Shareholder, or (b) have expressly approved such Business Combination; or

(ii)                                  The cash or fair market value (as determined by at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the corporation (other than the Substantial Shareholder) in the Business Combination is not less than the “Highest Per Share Price” or the “Highest Equivalent Price” (as those terms are hereinafter defined) paid by the Substantial Shareholder involved in the Business Combination in acquiring any of its holdings of the corporation's Voting Stock acquired in the last two years.

2.                                       For purposes of this Article VIII:

(i)                                     The Term “Business Combination” shall include, without limitation, (a) any merger, exchange or consolidation of the corporation, or any entity controlled by or under common control with the corporation, with or into any Substantial Shareholder, or any entity controlled by or under common control with such Substantial Shareholder, (b) any merger, exchange or consolidation of a Substantial Shareholder, or any entity controlled by or under common control with such Substantial Shareholder, with or into the corporation or any entity controlled by or under common control with the corporation, (c)  any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the property and assets of the corporation, or any entity controlled by or under common control with the corporation, to a Substantial Shareholder, or any entity controlled by or under common control with such Substantial Shareholder, (d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Substantial Shareholder or any entity controlled by or under common control with such Substantial Shareholder, by the corporation, or any entity controlled by or under common control with the corporation, (e) any recapitalization of the corporation that would have the effect of increasing the voting power of a Substantial Shareholder,

(f) the issuance, sale, exchange or other disposition of any securities of the corporation, or of any entity controlled by or under common control with the corporation, by the corporation or by any entity controlled by or under common control with the corporation, (g) any liquidation, spinoff, splitoff, split-up or dissolution of the corporation, and (h)  any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

(ii)                                  The term “Substantial Shareholder” shall mean and include (a) any “Person” (as that term is defined in Section 2(2) of the Securities Act of 1933, as in effect on October 20, 1989) which, together with its “Affiliates” (as hereinafter defined) and “Associates” (as hereinafter defined), “Beneficially Owns” (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at October 20, 1989) in the aggregate 15 percent or more of the outstanding Voting Stock of the corporation, and (b)  any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such Person.  Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of Voting Stock of the Corporation shall be deemed a “Person.”

(iii)                               Without limitation, any share of Voting Stock of the corporation that any Substantial Shareholder has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by such Substantial Shareholder and to be outstanding for the purposes of clause (ii) above.

(iv)                              For the purposes of subparagraph (ii) of paragraph 1 of this Article VIII, the term “other consideration to be received” shall include, without limitation, Common Stock or other capital stock of the corporation retained by its existing shareholders, other than any Substantial Shareholder or other Person who is a party to such Business Combination, in the event of a Business Combination in which the corporation is the survivor.

(v)                                 The term “Voting Stock” shall mean all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered as one class, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

(vi)                              The term “Continuing Director” shall mean a director of the corporation who served as a director on October 20, 1989 or who was a member of the board of directors of the corporation immediately prior to the time that the Substantial Shareholder involved in a Business Combination became a Substantial Shareholder.

(vii)                           A Substantial Shareholder shall be deemed to have acquired a share of the Voting Stock of the corporation at the time when such Substantial Shareholder became the Beneficial Owner thereof.  With respect to the shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Substantial Shareholder under the foregoing definition of Substantial Shareholder, if the price paid by such Substantial Shareholder for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (b) the market price of the shares in question at the time when such Substantial Shareholder became the Beneficial Owner thereof.

(viii)                        The terms “Highest Per Share Price” and “Highest Equivalent Price” as used in this Article VIII shall mean the following: If there is only one class of capital stock of the corporation issued and outstanding, the Highest Per Share Price shall mean the highest price that can be determined to have been paid at any time by the Substantial Shareholder involved in the Business Combination for any share or shares of that class of capital stock.  If there is more than one class of capital stock of the corporation issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid at any time by the Substantial Shareholder for any share or shares of any class or series of capital stock of the Corporation.  The Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by a Substantial Shareholder with respect to the shares of capital stock of the corporation acquired by such Substantial Shareholder.  In the case of any Business Combination with a Substantial Shareholder, the Continuing Directors shall determine the Highest Per Share Price or the Highest Equivalent Price for each class and series of the capital stock of the corporation.  The Highest Per share Price and Highest Equivalent Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of capital stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the Substantial Shareholder paid the Highest Per Share Price or Highest Equivalent Price and the effective date of the merger or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of all or substantially all of the assets of the corporation.

(ix)                                The term “Substantial Part” shall mean 15 percent or more of the fair market value of the total assets of the Person in question, as reflected on the most recent balance sheet of such Person existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Combination involving the assets constituting any such Substantial Part.

(x)                                   The term “Affiliate,” used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(xi)                                The term “Associate,” used to indicate a relationship with a specified Person, shall mean (a) any entity of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (c) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the corporation or any of its subsidiaries, and (d) any Person who is a director or officer of such specified entity or any of its parents or subsidiaries

(other than the corporation or any entity controlled by or under common control with the corporation).

3.                                       For the purposes of this Article VIII, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock that any Person Beneficially Owns, (ii) whether a Person is an Affiliate or Associate of another, (ii) whether a Person has an agreement, contract, arrangement or understanding with another as to the matters referred to in subparagraph (2)(i)(h) or (2)(iii) hereof, (iv) whether any Business Combination is one in which a Substantial Shareholder has an interest (except proportionately as a shareholder of the corporation), and (vi) such other matters with respect to which a determination is required under this Article VIII.

4.                                       The provisions set forth in this Article VIII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than a majority of the outstanding shares of Voting Stock (as defined in this Article VIII) of the corporation at a meeting of the shareholders duly called for the consideration of such amendment, alteration, change or repeal; provided, however, that if there is a Substantial Shareholder who is not a Continuing Director, such action must also be approved by the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares of Voting Stock.”

IN WITNESS WHEREOF, Lattice Semiconductor Corporation has duly caused this Restated Certificate of Incorporation to be signed by Stephen A. Skaggs, its Secretary and President, this 24th day of February 2004.

LATTICE SEMICONDUCTOR CORPORATION
A Delaware Corporation

/s/ Stephen A. Skaggs
Stephen A. Skaggs,
President and Secretary